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                                                                   EXHIBIT 15(e)

                        SHAREHOLDER SERVICING AGREEMENT
                             With Respect to Shares
                                    of the
                          PACIFIC HORIZON FUNDS, INC.

Concord Financial Group, Inc.
125 W. 55th Street, 11th Floor
New York, New York  10019


Ladies and Gentlemen:

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   We wish to enter into this Shareholder Servicing          employees will, upon request, be available during
 Agreement ("Agreement") with you concerning the             normal business hours to consult with you or your
 provision of support services to our clients                designees concerning the performance of our
 ("Clients") who may from time to time beneficially          responsibilities under this Agreement.  We will
 own Shares of the current and future non Money              not engage in activities pursuant to this
 Market Funds (collectively the "Funds") of the              Agreement which constitute acting as a broker or
 Pacific Horizon Funds, Inc. (the "Company") that            dealer under state law unless we have obtained the
 are covered by the Company's Shareholder Servicing          licenses required by such law.
 Plan as amended from time to time of which you are
 the principal underwriter as defined in the                  5.  In consideration of the services and
 Investment Company Act of 1940 (the "Act") and the          facilities provided by us hereunder, you will pay
 exclusive agent for the continuous distribution of          to us, and we will accept as full payment thereof,
 said Shares.  Shares of the Funds above are                 a fee at the annual rate of .25 of 1% of the
 hereinafter referred to collectively as "Shares".           average daily net asset value of the Shares
                                                             beneficially owned by our Clients for whom we are
   The terms and conditions of this Agreement are as         the dealer of record or holder of record or with
 follows:                                                    whom we have a servicing relationship (the
                                                             "Clients' Shares").  Said fee will be computed
   1.  We agree to provide the following support             daily and payable monthly.  For purposes of
 services to Clients who may from time to time               determining the fee payable under Paragraph 5, the
 acquire and beneficially own Shares1:  (i)                  average daily net asset value of the Clients'
 establishing and maintaining accounts and records           Shares will be computed in the manner specified in
 relating to clients that invest in Shares; (ii)             the Funds' Registration Statement (as the same is
 processing dividend and distribution payments from          in effect from time to time) in connection with
 the Funds on behalf of Clients; (iii) providing             the computation of the net asset value of the
 information periodically to Clients regarding               particular Shares involved for purposes of
 their positions in Shares; (iv) arranging for bank          purchases and redemptions.  The fee rate stated
 wires; (v) responding to Client inquiries                   above may be prospectively increased or decreased
 concerning their investments in Shares; (vi)                by you, in your sole discretion, at any time upon
 providing the information to the Funds necessary            notice to us.  Further, you may, in your
 for accounting or subaccounting; (vii) if required          discretion and without notice, suspend or withdraw
 by law, forwarding shareholder communications from          the sale of Shares, including the sale of Shares
 the Funds (such as proxies, shareholder reports,            for the account of any Client or Clients.
 annual and semi-annual financial statements and
 dividend, distribution and tax notices) to                   6.  We acknowledge that you will provide to the
 Clients; (viii) assisting in processing exchange            Funds' Board of Directors, and the Board of
 and redemption requests from Clients; (ix)                  Directors will review, at least quarterly, a
 assisting Clients in changing dividend options,             written report of the amounts expended pursuant to
 accounts designations and addresses and (x)                 this Agreement and the purposes for which such
 providing such other similar services as you may            expenditures were made.  In connection with such
 reasonably request to the extent we are permitted           reviews, we will furnish you or your designs with
 to do so under applicable statutes, rules and               such information as you or they may reasonably
 regulations.                                                request (including, without limitation, periodic
                                                             certifications confirming the provision to Clients
   2. We will provide such office space and                  of the services describe herein), and will
 equipment, telephone facilities and personnel               otherwise cooperate with you and your designee
 (which may be any part of the space, equipment and          (including, without limitation, any auditors
 facilities currently used in our business, or any           designated by you), in connection with the
 personnel employed by us) as may be reasonably              preparation of reports to the Funds' Board of
 necessary or beneficial in order to provide the             Directors concerning this Agreement and the monies
 aforementioned services and assistance to Clients.          paid or payable by you pursuant hereto, as well as
                                                             any other reports or filings that may be required
   3. Neither we nor any of our officers, employees          by law.
 or agents are authorized to make any
 representations concerning you or the Shares                 7.  You may enter into other similar Agreements
 except those contained in the Funds' applicable             with any other person or persons without our
 prospectuses and statements of additional                   consent.
 information for the Shares, copies of which will
 be supplied by you to us, or in such supplemental            8.  We hereby represent, warrant and agree that
 literature or advertising as may be authorized by           the compensation payable to us hereunder, together
 you in writing.                                             with any other compensation payable to us by our
                                                             Clients in connection with the investment of their
   4. For all purposes of this Agreement we will be          assets in Shares of the Funds, will be disclosed
 deemed to be an independent contractor, and will            by us to our Clients, will authorized by our
 have no authority to act as agent for you or the            Clients and will not result in an excessive or
 Funds in any matter or in any respect.  We and our          unreasonable fee to us,  We hereby further
                                                             represent, warrant and agree that in no event will
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1 Services may be modified or omitted in the particular case and items relettered or renumbered.  PHTRANS:70058_1.WP5
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any of the services provided by us hereunder
primarily intended to result in the sale of
Shares.

  9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by you or your designee. Unless soon terminated, this Agreement will continue until October 31, 1993, an thereafter will continue automatically for successive annual period provided such continuance is specifically approved at least annually the Funds in the manner described in Paragraph 12. This Agreement is terminable with respect to any class of Shares, without penalty, at a time by the Funds (which termination may be by a vote of a majority of the Disinterested Directors as deemed in Paragraph 12 or by vote of the holders of a majority of the outstanding Shares of such class) or by us you upon notice to the other party hereto. This
Agreement will at terminate automatically in the event of its assignment (as deemed in the Act).

  10.  All notices and other communications to
either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or such other address as either party shall so provide the other.

  11.  This Agreement will be construed in
accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

  12. This Agreement has been approved by vote of a majority of (a) the Funds' Board of Directors and (b) those Directors of the Funds who are not "interest persons" (as defined in the Act) of the Funds and have no direct or indirect financial interest in the operation of the Shareholder
Service Plan adopted by the Funds regarding the provision of support services in connection with the Shares or in any agreement related thereto cast in person at a meeting called for the purpose of voting on such approval ("Disinterested
Directors").


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                               Very truly yours,



_________________________________________________________________
Service Organization Name (Please Print or Type)


_________________________________________________________________
Address


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City          State                                      Zip Code


Dated:___________________________________________________________


By:______________________________________________________________
                       Authorized Signature


NOTE:
Please return both signed copies of this Agreement to Concord Financial Group, Inc. Upon acceptance one countersigned copy will be returned for your files.

                            Accepted
                            Concord Financial Group, Inc.



Dated:___________________________________________________________


By:______________________________________________________________
         Authorized Signature




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                           PACIFIC HORIZON FUNDS INC.
                                 AUTHORIZATION


The following person or persons represent(s) and warrant(s) that he (they) are fully authorized to purchase or redeem shares on behalf of the beneficial owners.


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